TECHNE CORPORATION

                CALCULATION OF BASIC EARNINGS PER SHARE

                                         Year ended June 30,
                                         -------------------
                                     1999         1998        1997
                                 -----------  -----------  -----------
Net earnings                     $16,656,010  $15,182,961  $10,881,662
                                 ===========  ===========  ===========
Weighted average number
  of common shares                20,117,367   18,952,968   18,910,608
                                 ===========  ===========  ===========

Net earnings per share           $      0.83  $      0.80  $      0.58
                                 ===========  ===========  ===========


                CALCULATION OF DILUTED EARNINGS PER SHARE

                                         Year ended June 30,
                                         -------------------
                                     1999         1998         1997
                                 -----------  -----------  -----------
Net earnings                     $16,656,010  $15,182,961  $10,881,662
                                 ===========  ===========  ===========
Weighted average number
  of common shares                20,117,367   18,952,968   18,910,608
Dilutive effect of stock
  options and warrants               569,308      654,662      551,924
                                 -----------  -----------  -----------
Average common and dilutive
  shares outstanding              20,686,675   19,607,630   19,462,532
                                 ===========  ===========  ===========
Net earnings
  per share                      $      0.81  $      0.77  $      0.56
                                 ===========  ===========  ===========